Annual Report

Cover Page

Name of issuer:

Hops and Grain Production, LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: TX

Date of organization: 5/3/2016

Physical address of issuer:

507 Calles St.
Suite 101
Austin TX 78702

Website of issuer:

http://www.hopsandgrain.com/

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$625,000.00	$0.00
Cash & Cash Equivalents:	$110,000.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$1,000,000.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	$0.00	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Hops and Grain Production, LLC

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☑ Yes ☐ No

Reason for failure to comply:

The issuer failed to filed a 2016 annual report.

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Josh Hare	President	Hops and Grain	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Josh Hare	President	2016
Josh Hare	Treasurer	2016
Josh Hare	Secretary	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Hops and Grain LLC	Units	100.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> Product spoilage requirement destroying the product. (insurance policy would cover raw material cost but time would be lost)
>
> Need to expand to further markets due to lack of market traction which would bring about additional shipping costs and potential lack of traction in new markets
>
> Lack of market traction
>
> Fire or other weather extreme that could destroy the property and equipment (again, insurance would cover costs but lost time could result in product never gaining traction)
>
> Inability to retain management staff, cost of hiring and training new employees
>
> Construction cost beyond expectation/budget requiring additional fundraising or debt
>
> Terminated employees stealing trade secrets (all staff is required to sign non-disclosure and non-compete but cost of attorney fees could be substantial)
>
> Unexpected permitting time. If permits are held up then additional costs could be incurred
>
> Death or terminal illness of manager
>
> Construction theft (i.e. copper or other building materials)
>
> Customer complaint or possibly lawsuit due to accidental injury
>
> Customers leaving intoxicated and getting pulled over, potentially causing additional oversight by regulatory agencies.
>
> The CEO currently has a full-time job and is not able to devote 100% of his time to running the business which could result in multiple issues.

Ownership and Capital Structure

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Units	500,000	0	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Wefunder Investors
Issue date	08/12/16
Amount	$1,000,000.00
Current with payments	Yes

10% of gross revenues is used to pay back principle on the notes. Each note will be paid back based on its pro rata share of all notes issued in the offering. The company will make payments to the investors annually, starting September 12, 2017.

The company will continue payments until investors have received 2x their principle investment (the repayment amount). The first $50K of the notes issued are entitled to 3x their principal investment amount.

The company may prepay principal plus the repayment amount at anytime.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Hops & Grain is a local Texas brewery. We brew and package all of our beers on-site and sell them throughout Austin and the surrounding areas. After 5 years of expansion in our current facility, we have finally reached max capacity and are now looking to double our capacity with a new brewery. The investment will be in a new LLC to develop the new tap room and brewery in San Marcos, TX.
Since Day 1 our goal has been to craft high quality beers that tell a compelling story and go beyond our customers' expectations. We operate a full time on-site laboratory and craft some of the most exciting and innovative beers in Texas in pursuit of this goal - efforts we plan to double in San Marcos. And our customers love us: we've had 100% year over year growth in our first location since 2011.
Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

Hops and Grain Production, LLC was incorporated in the State of Texas in May 2016.

Since then, we have:

- 2016 Revenue of first tap house: $2,400,000.

- Investment: New tap room / brewery right next to Texas State Univ. (30,000 students).

- Capacity of new facility: 20,000 barrels.

- Powered 100% by wind energy.

Historical Results of Operations

Our company was organized in May 2016 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $2,600,000 compared to the year ended December 31, 2016, when the Company had revenues of $2,400,000. Our gross margin was 68% in fiscal year 2017, compared to 61% in 2016.

- *Assets.* As of December 31, 2017, the Company had total assets of $625,000, including $110,000 in cash. As of December 31, 2016, the Company had $100,000 in total assets, including $800,000 in cash.

- *Net Income.* The Company has had net income of $0 and net income of $0 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.

- *Liabilities.* The Company's liabilities totaled $1,000,000 for the fiscal year ended December 31, 2017 and $1,000,000 for the fiscal year ended December 31, 2016.

Liquidity & Capital Resources

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Hops and Grain Production, LLC cash in hand is $110,000, as of April 2018. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $25,000/month, for an average burn rate of $25,000 per month. Our intent is to be profitable in 6 months.

We have not begun operations at the new brewery in San Marcos so only expenses have been shown to date

We plan to open for business in June and will begin to see revenue's of $250K/month increasing to $300K/month

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.hopsandgrain.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix C: Financial Statements

- Financials 1
- Financials 2
- Financials 3
- Financials 4

Appendix D: Director & Officer Work History

Josh Hare

Appendix E: Supporting Documents

Balance_Sheet_12-31-16.pdf


GREEN
HOUSE

HOPS AND GRAIN

Gold Medal winning craft brewery in Austin, Texas

$1,000,000 raised from **555** investors
Successfully Funded on Aug 13 2016

> *Hops & Grain is a local Texas brewery. We brew and package all of our beers on-site and sell them throughout Austin and the surrounding areas. After 5 years of expansion in our current facility, we have finally reached max capacity and are now looking to double our capacity with a new brewery. The investment will be in a new LLC to develop the new tap room and brewery in San Marcos, TX.*



Josh Hare
CEO, HOPS AND GRAIN

OUR AMBITION

Since Day 1 our goal has been to craft high quality beers that tell a compelling story and go beyond our customers' expectations. We operate a full time on-site laboratory and craft some of the most exciting and innovative beers in Texas in pursuit of this goal - efforts we plan to double in San Marcos. And our customers love us: we've had 100% year over year growth in our first location since 2011.

KEY FACTS

- 2015 Revenue of first tap house: $1,916,091.
- Investment: New tap room / brewery right next to Texas State Univ. (30,000 students).
- Capacity of new facility: 20,000 barrels.
- Powered 100% by wind energy.

hopsandgrain.com *from Austin TX* FOOD ALCOHOL BREWERY BARS & CLUBS

Why I Like Hops and Grain

I love Hops & Grain for so many reasons. It first starts with the beer which is delicious; the kind of delicious that brings a smile to your face. The Hops & Grain team continues to create new beers that amaze. Yet, as good as their products are; they are not the reason that Hops & Grain is a remarkable company.

As an investor, I have had first-hand exposure to how and why the Hops & Grain brand has been successful. It starts with Josh Hare, the CEO and founder who is committed to creating a culture that allows his employees to flourish. Josh embodies his company's commitment to continually evolving. Early on, he discovered the importance of motivated employees and the... READ MORE



Steve Wanta

INVESTOR IN HOPS & GRAIN (AUSTIN) AND CO-FOUNDER / CEO AT JUST

Josh Hare isn't your average beer brewer. The former triathlete has been brewing since he was 17, and the East Austin brewery that he runs with his wife, Meg, has already earned a strong reputation for great beer and a commitment to the environment.

ZAGAT

Fingers crossed that, by the end of the year, we will all have the opportunity to pull up a stool and sample the sweet ambrosia Hare has been perfecting for the past decade of his life.

Culture Map Austin

The best beer in Austin? Experts boldly declare the city's top brew

Declaring which of Austin's many craft beers is the best is a bold move, but Livability.com has taken on the task with 99 Beers in 99 Cities. The report determines our standing as a beer city - and proclaims the best craft brew in town. U.S.

May 15, 2016 @ austin.culturemap.com

Hops and Grains: Unexpectedly inspired brews (and biscuits)

If it's true that good things come to those who wait, we can hope that this holds true for the owner, founder, and head brewer of Hops and Grain, Josh Hare.

April 29, 2016 @ austin.culturemap.com

Hops & Grains: Austin Brewery Brings Beers to Stores in SA | SavorSA

Austin-based brewery Hops & Grain announces it is now bringing its sustainably brewed beers to stores in San Antonio and neighboring communities. New distribution locations include two Spec's locations in San Antonio and Broadway

April 28, 2016 @ savorsa.com

Porter Culture Porter | Hops and Grain Brewery

Porter Culture Porter is a Baltic Porter style beer brewed by Hops and Grain Brewery in Austin, TX. 85 out of 100 with 14 reviews, ratings and opinions.

April 28, 2016 @ beeradvocate.com

Behind the Hop Harvest: Josh Hare Founder Hops and Grain

Since opening in 2011, Hops and Grain has become an award winning staple in the Austin beer scene. With the release of their coveted Greenhouse IPA series in cans in 2014, they have become a series hop forward contender in the Austin beer market.

October 1, 2015 @ craftbeeraustin.com

Hops & Grain's Josh Hare on 'Nailing Your Core Styles'

East Austin craft brewery Hops & Grain recently celebrated its two year anniversary, and Eater spoke with owner Josh Hare about what's next in the beer world and in the Austin beer scene.

October 17, 2013 @ austin.eater.com

Day in the Life: Hops and Grain's Josh Hare

Josh Hare isn't your average beer brewer. The former triathlete has been brewing since he was 17, and the East Austin brewery that he runs with his wife, Meg, has already earned a strong reputation for great beer and a commitment to the

August 29, 2013 @ zagat.com

Hops and Grains Set to Brew; A Flying Carpet Moves

BREWING - Hops and Grain announced today that they are finally able to start brewing a year after opening their warehouse. Expect very, very good things to come! [@hopsandgrain] CENTRAL - Texas Sake Company will be celebrating their

September 30, 2011 @ austin.eater.com

Brewing the Best Beer in Central Texas

People love our beer, but they also love our story. And that story is about community so we're expanding our community with a new tap room in San Marcos, TX.

Rather than saying, “These are our beers, enjoy it or not.” We open our doors, invite people in, and hear what they want. There are aspects of our beer that scream Austin: because it was crafted by and for the people of Austin.




PALE DOG
A PALE ALE
AMERICAN
GREEN HOUSE
INDIA PALE ALE
ZOE
A PALE LAGER
AFFABLE
Porter Culture
DECOROUS
german-style


hops & grain
craft beer sustainability
TAPROOM


ZOE
GREEN HOUSE
INDIA PALE ALE
HOPS & GRAIN



The Beginning: Beers and Bikes

I started brewing beer since before I was legally able to enjoy it—in my college dorm room. Since graduation, I've been a professional triathlete, helped found Rogue Running, and taught 7th grade science. But I never stopped thinking about beer. In 2011, I finally scratched that itch and opened Hops & Grain.




HOPS & GRAIN
BREWING





Say Hello to Our Beers

I write all of our recipes myself, but it really starts from my conversations with our customers—they tell me what flavors they've been craving or the crazy ideas they have. Our product lineup is a reflection of our biggest fans.


78702

78702

78702 is brewed in the style of a traditional Kolsch. This German style brew is blonde in color, bright and clear with a lasting white foam head. It has a refreshing medium hop bitterness upfront and clean and crisp finish.


ALT
ERATION

ALT-eration

Our 2012 World Beer Cup Gold Medal winning Altbier is brewed with old world techniques, quality German malts and noble hop varieties. It undergoes a multiple temperature mashing program to make a classic upfront maltiness with a clean, crisp finish.


GREEN
HOUSE

Greenhouse IPA

The Greenhouse is a breeding ground. Each month we'll release around 300 cases per batch and each month we'll change the hop varieties that we use for dry-hopping in order to give you a different aroma and flavor experience with every new batch.


Porter
Culture

Porter Culture

Our Baltic Porter starts with a base of Pilsner and Munich malts and we layer in chocolate wheat and de-bittered black malt to provide flavors of coffee, dark chocolate, raisins, and just a hint of roast. A neutral yeast profile lets the malts take center stage.


MOSAIC

A Pale Mosaic

American style IPA showcasing a fairly new hop variety called Mosaic. The beer begins with a base of German Pale Ale and we dry-hop with Mosaic, Simcoe, and Nugget to deliver a clean and complex finish with notes of pine resin, grapefruit pith, and blueberries.


PALE DOG

Pale Dog

Pale Dog is full of malt character with a dry, crisp, and hoppy finish. We start with a base of the highest quality 2 Row malted barley and blend with a small amount of Vienna and Caramel malts to add distinct character and a mouthful of hoppiness.


ZOE

The One They Call Zoe

It's similar to old world German lagers but dry-hopped to add an extra layer of complexity. Zoe is based on pale and vienna malts, with a beautiful white layer of foam resting on top, delivering floral and citrus dry-hop aromatics with every sip.

Our First Location: Austin, TX

We didn't anticipate the overwhelming response when we started selling our beer. We, almost overnight, were completely sold out. Having lived and fallen in love with Austin, I knew it was the perfect location for us. Our customers proved that gut feeling right.


hops
&grain
brewing







Growth in Austin (Separate Entity, Same Brand)

Over the past two years we've increased revenue from under $60k per month to over $200,000 per month. We've also perfected our production processes, widened margins from 33% to 78%, and fostered a community of fun-loving, quality beer fans. We plan to replicate this model with our new entity in San Marcos.

Revenue graph for location 1. San Marcos location hasn't opened yet.


$700K
$600K
$500K
$400K
$300K
$200K
$0
$100
$90
$80
$70
$60
$50
$0
Revenue Q1 2016: $657,265
Cost per Barrel Q1 2016: $75.38
Revenue Growth / Quarter: 19%
Q1 '14
Q2 '14
Q3 '14
Q4 '14
Q1 '15
Q2 '15
Q3 '15
Q4 '15
Q1 '16
Quarterly Revenue
Cost per Barrel (330 Cans)

Invest in Our New Location (New Entity, Same H+G Brand)

Our Austin brewery is established. We've spent five years crafting high quality local beer at a great price. Now we're ready to expand with an all new tap room in San Marcos, TX, steps from Texas State University and 30,000 beer thirsty students.


Texas State University
hops & grain brewing
San Marcos
Spring Lake
Texas State University Golf Course
Bobcat Stadium
Strahan Coliseum
Sewell Park
City Park
Purgatory Creek Bicentennial Park
Rio Vista Park
William & Eleanor Crook Park
Travis Elementary School
E Hopkins St
Aquarena Springs Dr
University Dr
Interstate 35 Frontage Rd
HOLLAND HILLS
FOREST HILLS
RIDGEWAY - HILLCREST
PARK PLACE
SIERRA CIRCLE
WESTOVER
MILLVIEW WEST

Join Us for a Drink

May 17th, 2016

It's an exciting time to be a small business owner and an even more exciting time to be a small business owner in the craft beer industry! We thrive as a brewery because our customers love to hear our story. That story revolves around our community and without that strong support base we wouldn't be where we are today. With that commitment to community, we're incredibly excited to be able to raise funds for the next phase of our growth through this crowdfunding platform. Enabling anyone interested to invest in our company, not just the wealthiest investors, is incredibly gratifying and truly encapsulates our company culture. We are committed to brewing the highest quality beer that we can and serving it fresh for our customers to enjoy. Quality beer is what has enabled our industry to experience rapid growth and we're confident that our commitment to quality will enable us to sustain our growth into the future. I'm very excited for the opportunity to involve you in our business and look forward to growing our community together. Cheers!



Josh Hare
Founder & Managing Member
Hops & Grain Brewing

Founder



Josh Hare

CEO

Creator of an award winning staple in the Austin beer scene. Built sustainable practices into all aspects of business (canning beer not bottling it, donating 1% of profits to environmental causes).

AND THE REST OF THE TEAM



Sheila Garcia

Marketing Manager

Native Texan and Spurs fan. Over 10 years of experience in media and marketing working at a food bank, a radio station, and Whole Foods. Passionate about small business growth.



Libby Spencer

Tap Room Manager

Previously worked at an award winning bakery, a Scottish pub, and a taco bar. Knows the ins and outs of bar management.



William Bearden

Sales Manager

Managed a wine bar with over 48 taps of beer and 1000 bottles of wine. Voted as "Tap Room Host You want to Run Into" by Austin Beer guide. Certified Specialist of Wine (CSW).



Bob Langner

Operations Manager

South Dakota Native who worked in farming and beer. Started at H&G as a keg cleaner. Now runs the Lab Analysis program for H&G. Avid cyclist and Blackhawks fan.



Bob Galligan

Coffee | Tea | Education Manager

Jack of all trades at Hops and Grain. Has created his own beer and recognized as an industry changer by Zagat. Loves everything Minnesotan, Irish, and the outdoors.

Raised $2,000,000 From 555+ Investors

Tyler Sakosits

Searching for compelling investment opportunities that I fervently believe will be disruptive forces in shaping our future for the better.

John Deniston

Ideas Guy. Stanford MBA. Military Veteran.

Sumant Chhunchha

Software Developer exploring investment options for long term

Mark A Funkhouser

Brent Reynolds

Entrepreneur leveraging strong business acumen and experience as a volunteer and leader with non-profit organizations, colleges, and startup companies.

Jeffrey Gaul

Veteran and happy father of two.

MORE INVESTORS

Interview

– COLLAPSE ALL

WF: What are you building?

Ha: After 5 years of rapid growth in our local market, we are setting out to build a second production facility and tasting room in San Marcos, TX with the goal of tripling our current production capacity and reaching a vibrant, fast growing market of young professionals.

We plan to carry our attention to detail, adherence to quality standards and devotion to consistency to this new facility. We'll be building a state of the art brewery and a large tasting room and event space for private events as well as weekly hours for sampling and tours. Our expansion to San Marcos will enable us to reach more people, introduce new products and bring our capacity from 13,000 barrels to 33,000.

WF: How did you get started?

Ha: My background in beer began in college as a young biology student. I attended small university that didn't allow alcohol consumption during your tenure so my buddies and I found that you could purchase all the ingredients to make beer without being legal drinking age. It began as more of an experiment and ultimately turned into a pretty elaborate homebrew operation.

Years later, I was just as in love with homebrewing as when I started. So I began pitching this idea of building a brewery that not only makes great beer, but markets it to this huge community of people that love to get outside, love to eat good food, and love to support local.

WF: Why open up in East Austin?

For the 11 years that I've lived in Austin I've always resided in East Austin. It's a rapidly developing area that has seen a lot of changes in the 11 years that I've been here. Historically the neighborhood has been rooted in 3rd, 4th, 5th generation families that really, really love their neighborhood. They like the idea of not having to drive all the way across town to go to a grocery store. You kind of have everything, it's a self sustaining community—but it lacked a brewery. Having lived there and fallen in love with the neighborhood, it seemed like a perfect fit for a brewery.

WF: What do you think a local brewery adds to the community?

Ha: What I fell in love with was this romantic vision of a brewery in the middle of a neighborhood with huge vent stacks on the roof and steam coming out the top of it. The neighborhood brewery. As major cities like Austin and Denver continue to grow in numbers and space it's becoming more and more important to provide access to what makes our cities great without having to drive an hour to get to them.

Austin receives an incredible amount of tourism because of our reputation as such a locally committed city. Visitors say they love the local feel of Austin. The local feel that they recognize and enjoy in Austin is being in the middle of a neighborhood and popping into a restaurant or a bar or a brewery. So when it came to opening a brewery, there were no other options for me.

WF: What makes your brand unique?

Ha: The beer that we produce is one component but the story that we tell is what brings people back time and again. For us, our story is about our focus on the community.

We make beers that we believe are culturally relevant. Rather than going in and saying, "These are the beers that we like to drink, enjoy it or not." We like to open our doors, invite people in, and hear what the community wants. There are elements of it that scream Austin.

Our product is build on quality. Early on we made a huge investment in an onsite lab. You can get people to drink your beer once, but if you want them to drink it twice it needs to be consistent, and it needs to be high quality and it needs to taste great. Our lab is where we ensure that quality. At a brewery of our scale it's unheard of to have the type of equipment that we have in our lab but I believe there's no way you can scale a brand if you can't make it over and over and over identical to the way that you did before, and continue to grow the quality.

WF: Tell us about the beer lab.

Ha: The first one is our QA/QC lab where we test shelf stability, storage stability and multiple other data points that ensure we are producing a consistent and high quality product. We test every parameter that we can throughout our entire process.

The second lab is our pilot brewery. Inside of our facility is this small scaled down replica of our main brew house that produces 100 gallons per batch. That's the place where we churn out all kinds of experimental beers, test out new ingredients and train new staff. We only serve those products on-site and we really involve every customer that comes into our tasting room in that process.

WF: How do you choose your beers and flavors?

Ha: I currently serve the role of brewmaster. I write all of our recipes and I oversee quality management. The recipes all really start from my conversations with people. Our product lineup is a reflection of our community.

Once we dial in the concept for a new beer, that's when I sit down and really start to dig into specific recipe formulation from water profiles all the way down to the specific malt and hop varieties. From there every beer starts on that small pilot system. We brew multiple batches on that system testing out different things, testing out feedback from our customers, before we ever decide to scale that up and actually put it into a package.

During that trial and error process is when we start to involve our graphic designer. We involve him in the entire evolution of the brand, and the story of the brand, so that when he starts to put together those visual elements from can design, to tap handle, to inclusion into our website, it's all consistent.

WF: How had the business been doing up to now?

Ha: We did not anticipate the overwhelming response that we go when we started selling out beer. Our projections showed us selling the volume that we currently sell in our 10th year. We, almost overnight, were completely sold out.

We basically doubled our production year over year for 4 straight years. Our current facility is just about maxed out on available space and capacity so we've started installing systems that enable us to yield a little bit more beer out of each tank.

We are in year 5 and we still have not been able to expand outside of Austin. We're not even able to supply the demand in Austin. It's been an incredible experience but it's also been a stressful experience just trying to balance it out. We've had to say no a lot over the past year with new accounts because I believe it's critically important that we maintain inventory at all of our current accounts. It's been frustratingly gratifying.

WF: What percent of your revenue is from the tap house v. distributors?

Ha: 95% of what we produce in gallons goes out to our wholesalers. Among that we're pretty evenly split 50/50 between 6 packs of 12 oz cans and kegs for draft sales. We've got a really great presence in HEB, Whole Foods, Central Market, Trader Joe's, Total Wine, Spec, all of the major chain stores here in Austin as well as almost 300 independent liquor stores and corner shops that love to showcase craft beer. We have a really great reach in the off-premise channels. Wit the on-premise side there are literally hundreds of restaurants and bars that are really committed to craft beer here in Austin and we service all of those as well.

The other 5% of volume is what we pour in our tasting room. When you look at revenue though, 25% of our annual revenue comes from our tasting room.

WF: What kind of margins do you get on beer sold on site v. distribution? ^

Ha: Our margins on the beer that goes out into the wholesale market is between 4-8%. Kegs are a little bit higher margin because of the lower packaging cost but all around the margins are very tight when you work with a wholesaler. We have to focus on volume to maintain profitability whereas when we make it in house and serve it in house our only overhead is our labor. Our margins are in the 60-65% when we sell it on-site.

Because of our current model of selling a souvenir glass we have the cost of the glass that eats into our margins. After all is said and done our cost of goods for that $10 souvenir glass is nearly $2. Selling it by the glass and not having to sell the actual glass itself, but just the liquid, that should improve our profit margin another 10-12%.

WF: Is selling beer on site or retail distribution more important to the business? ^

We get customers that are buying our beer out in the market, and then they look up our website and see we have a tasting room and then they come to visit. We also have people that find our tasting room first, come in and then realize that we also package our beer and the next time they're at the grocery story they pick up a six pack. They really feed each other I think almost equally.

WF: Why are you expanding and how did you choose the new location? ^

Ha: The plan for this new expansion is to enable our current facility to keep operating at full capacity. The new facility in San Marcos will also have an on-site tasting room and production space similar to our Austin facility. San Marcos as a city is much easier from a city code perspective than Austin which also heavily factored into the decision making.

San Marcos is growing incredibly fast. There are almost 35,000 students there and a large population of young professionals. Because the cost of living is much cheaper than Austin, many people live there and commute into the city. We've been wanting to expand down into the San Antonio market, Houston, El Paso and then eventually Dallas/Ft. Worth. This second facility will enable us to service all of those new markets.

The corridor between San Antonio and Austin is connecting more closely every year. San Marcos is perfectly positioned between the 2 cities and there is a lot of commuter traffic up and down that corridor.

WF: How do you think about competition? ^

Ha: Competition is definitely ramping up in our industry, especially when you look at retail shelf space. There's a lot of brands out there, a lot of choices, which is ultimately why people come to craft beer to begin with, because of those choices. We want to make beer that's high quality, but it's the beer that you have in your fridge all the time.

That's a big differentiator for us, our focus has not just been around making the whales, as our industry calls them. We make very consistent, very high quality, very reliable beer. From a competition standpoint we own that shelf space.

WF: How fast have you been growing? ^

Ha: Last year we cleared just over $2 million in revenue and we should do $3.2 million this year. Because of our continued growth in our tasting room sales we've been able to continue that 75/25 revenue split each year.

With our new efficiencies in raw materials purchasing as well as new production efficiencies, we're able to get a little bit higher margin from our wholesale revenue. This year is where we'll see our revenue will grow over 100% but our production volume will be around 80% growth. Something that we'll take into this new facility is building those efficiencies in from the beginning so we can realize the raw material economies of scale ordering for both facilities.

WF: Have you chosen the site for the new brewery yet?

We've been looking at a lot of properties in San Marcos and have a number of great potential sites. We've already met with the local city and building offices there and have a good idea for the construction timeframe. I already know exactly how long the brewing equipment takes to fabricate and make. Wrapping up the fundraising piece is the next step for us.

WF: What are the risks and challenges?

Ha: The biggest thing that we've found, as far as the challenges, is finding and retaining good people. We've got an incredible management team in place in Austin that will be able to really help communicate the culture to the employees underneath them at both facilities. That's the most important thing in retaining staff. Knowing that we don't have to start from scratch on a management team at the new facility will really help mitigate some of the risk.

Construction permitting is never as easy as you would like for it to be, so that's a challenge as well. Building in a new city will be a learning experience, but knowing, and having a great general contractor that has done work in San Marcos definitely takes some of the load off. I would say some of the biggest challenges are going to be the staffing element, and then just getting through the initial construction permitting.

WF: What are the backgrounds of your teammates?

Ha: Our operations manager's background has been in farming and operations management. Being in an industry like beer where we produce an agricultural product he's been a huge asset in really streamlining inventory management, staffing, and the day to day production and operations. Then we have our packaging manager who came to us from the petroleum industry working in demolition and excavation and is very operations focused. He manages everything from the beer going into kegs and cans all the way downstream to wholesalers picking up from us and managing their inventory.

Our marketing manager came to us from Whole Foods. She was the marketing lead here in Austin. She's got an incredible amount of experience both in digital marketing, and then also event marketing. She manages all of our digital channels, social media, monthly newsletter, Yelp, our Google Plus pages, all of those elements that ultimately tell our story. She also manages all of our on-site events. Our tap room manager came to us from from Boston where she had 10 years in bar management experience.

Our sales manager spends most of his time out in the field managing both the sales team with our distributors, as well as doing higher level account management with our retailers. Our tap room manager has a great staff underneath her that tells the story directly to our customers.

On the production side, having 2 people that are really focused around efficiency, and have a lot of experience in that has been huge. Because we're dealing with farmers and growers all over the country, and brokers in the middle, and we're at the mercy of mother nature, having people that have worked in industries that understand that and understand how to compensate for it has been huge.

WF: What are your guiding principles?

Ha: Commitment to our industry, our community, and our environment. Any time we decide to do anything, be it hiring a new employee, changing raw materials suppliers, writing a new recipe, buying glassware for the tasting room, we always ask ourselves if we are going to add, or bring more, sustainability to all three of those areas with that decision.

If we can say yes, then we move forward with that exploration and that's a huge piece of what we stand for. We use 100% wind energy, we make dog treats out of our spent brewing grains and we divert all of our solid waste away from our waste water stream. We work with a local company that uses it for compost starter. We are a recognized platinum green business leader by the city of Austin for our sustainability initiatives.

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ASK QUESTION

Kevin Helm Jun 8 2016

How soon would you expect someone to receive their investment back?



Josh Hare CEO FOUNDER Jun 10 2016

We are projecting that it should be around 5-6 years to receive the 2x return

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William Medaille Jun 9 2016

Looking at your Form C, you will make payments annually after one year, with the right to defer up to one annual payments. And this is made only to Hops and Grain Production, LLC (an entity with no current revenues), it is not supported by revenues from Hops and Grain LLC. Do I have that right? Who will actually own the new tap room, H&G Production LLC or H&G LLC? Where will H&G Production get its working capital to pay operating expenses? How will H&G Production actually generate revenue, by selling to consumers, or by selling internally to H&G LLC (i.e. H&G can set the sales price)?



Josh Hare CEO FOUNDER Jun 10 2016

Hops and Grain Production LLC is the operating entity for the San Marcos facility. We will be producing the same beers at both facilities so the pricing structure is already set. This investment will be paid back from the revenues from the San Marcos facility. Our fundraising for this new facility will include all equipment costs as well as working capitol and we will generate revenue through sales to our distributor and sales in our tasting room

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hops & grain brewing
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HOPS AND GRAIN

2017 Report

Dear investors,

Hi everyone,

First, thank you all for your continual support!

We've accomplished a lot this past year. While the construction on our building has taken longer than we anticipated I'm incredibly excited about what we've built and can't wait to open our doors to the public. We've grown a lot as a leadership team and I'm confident that we have the personnel in place to hit the ground running when the doors open. A few things didn't go as planned this past year mainly due to delays in construction permitting. But despite these hiccups, we still ended 2017 on a high note with 2 new product launches and another year of growth.

Because of you, our investors, we were able to build this beautiful new facility and continue to spread our message of environmental stewardship, community engagement and product quality innovation all through our favorite liquid medium, beer! We're determined to continue growing our business and we are so grateful for your help and support. Starting a business is never easy (at all), but it's much easier with a community like you standing behind us. Cheers to a fantastic 2018 and I look forward to sharing a pint with you all in our new brewery in San Marcos!

Sincerely,

Josh Hare

Founder & President

We need your help!

Spread the message about our beer and our new facility! Visitors to our tasting room are a captive audience and we love to provide them with an unforgettable experience. Our connection to our customers at the brewery leads to increased sales at the retail level and increased growth for Hops & Grain! Have a local watering hole that you love but don't see Hops & Grain beer on the menu? Ask them to order it and tell them about our commitment to the environment, community and quality. And if you're ever in Austin come visit our original brewery at 507 Calles St. in east Austin.

Sincerely,

Josh Hare
CEO

Our Mission

Since Day 1 our goal has been to craft high quality beers that tell a compelling story and go beyond our customers' expectations. We operate a full time on-site laboratory and craft some of the most exciting and innovative beers in Texas in pursuit of this goal - efforts we plan to double in San Marcos. And our customers love us: we've had 100% year over year growth in our first location since 2011.

See our full profile

How did we do this year?

Report Card

A-

The Good

Construction is going smoothly with a few expected delays in final permitting

Original location in Austin saw another year of growth through our wholesale distribution as well as through retail sales

Our leadership team is as strong as it's ever been and ready to begin major growth with the new San Marcos brewery

The Bad

4 month delay with health dept. construction permitting

Space constrained at the original brewery and was unable to expand markets in 2017

Continued pressure from the wholesaler lobby at the TX legislature and attempts to pass legislation that could be harmful for brewers

2017 At a Glance

January 1 to December 31


$$$$

$0

Revenue



$0

Net Profit


IOU!

$0

Short Term Debt



$0

Raised in 2017



$110,000

Cash on Hand



Months of Runway

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Thank You!

From the Hops and Grain Team



Josh Hare
CEO



Sheila Garcia
Marketing Manager

Native Texan and Spurs fan. Over 10 years of experience in media and marketing working at a food bank, a radio station, and Whole Foods. Passionate about small business growth.



Libby Spencer
Tap Room Manager

Previously worked at an award winning bakery, a Scottish pub, and a taco bar. Knows the ins and outs of bar management.



William Bearden
Sales Manager

Managed a wine bar with over 48 taps of beer and 1000 bottles of wine. Voted as "Tap Room Host You want to Run Into" by Austin Beer guide. Certified Specialist of Wine (CSW).



Bob Langner

Operations Manager

South Dakota Native who worked in farming and beer. Started at H&G as a keg cleaner. Now runs the Lab Analysis program for H&G. Avid cyclist and Blackhawks fan.



Bob Galligan

Coffee | Tea | Education Manager

Jack of all trades at Hops and Grain. Has created his own beer and recognized as an industry changer by Zagat. Loves everything Minnesotan, Irish, and the outdoors.

Details

The Board of Directors

DIRECTOR	OCCUPATION	JOINED
Josh Hare	President @ Hops and Grain	2016

Officers

OFFICER	TITLE	JOINED
Josh Hare	President, Treasurer, Secretary	2016

Voting Power

HOLDER	SECURITIES HELD	VOTING POWER
Hops and Grain LLC	Units	100.0%

Past Equity Fundraises

None.

Outstanding Debts

LENDER	ISSUED	AMOUNT	OUSTANDING	INTEREST	MATURITY	CURRENT?
Wefunder Investors	08/12/2016	$1,000,000		%		Yes

Related Party Transactions

None.

Capital Structure

CLASS OF SECURITY	SECURITIES (OR AMOUNT) AUTHORIZED	SECURITIES (OR AMOUNT) OUTSTANDING	VOTING RIGHTS
Units	500,000	0	Yes

	SECURITIES RESERVED FOR ISSUANCE UPON EXERCISE OR CONVERSION
Warrants:	0
Options:	0

Risks

Lack of market traction

Need to expand to further markets due to lack of market traction which would bring about additional shipping costs and potential lack of traction in new markets

Product spoilage requirement destroying the product. (insurance policy would cover raw material cost but time would be lost)

Fire or other weather extreme that could destroy the property and equipment (again, insurance would cover costs but lost time could result in product never gaining traction)

Inability to retain management staff, cost of hiring and training new employees

Construction cost beyond expectation/budget requiring additional fundraising or debt

Terminated employees stealing trade secrets (all staff is required to sign non-disclosure and non-compete but cost of attorney fees could be substantial)

Unexpected permitting time. If permits are held up then additional costs could be incurred

Death or terminal illness of manager

Construction theft (i.e. copper or other building materials)

Customer complaint or possibly lawsuit due to accidental injury

Customers leaving intoxicated and getting pulled over, potentially causing additional oversight by regulatory agencies.

The CEO currently has a full-time job and is not able to devote 100% of his time to running the business which could result in multiple issues.

Description of Securities for Prior Reg CF Raise

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. Issuer Repurchase of Securities/Prepayment of Notes. The Company has the right to repay principal and interest on the promissory notes at any time prior to the maturity date. If the Company repays principal and interest on the notes early, Investor will receive fewer interest payments than expected at purchase. A sale of the issuer or of assets of the issuer. As a noteholder with no voting rights, the Investor will have no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the management of the Company to manage the Company so as to maximize value for unitholders and ensure full payment of noteholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the management of the Company. If the management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the amount received will be sufficient to repay Investor and other noteholders. Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and management of the Company will be guided by their good faith judgment as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

Minority Ownership

An Investor in the promissory notes will likely hold a minority position in the Company and will have no voting rights in the Company, and thus will be limited as to its ability to control or influence the governance and operations of the Company. The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its management, and the Investor will have no independent right to name or remove an officer or member of the management of the Company.

Exercise of Rights Held by Principal Shareholders

As holders of a majority-in-interest of voting rights in the Company, the principal unitholder(s) may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of the principal unitholder(s), and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor. For example, the principal unitholder(s) may change the terms of the operating agreement for the Company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The principal unitholder(s) also may force the Company to prepay the promissory notes before their maturity date. The principal unitholder(s) may make changes that affect the tax treatment of the Company in ways that are unfavorable to the Investor but favorable to them. The principal unitholder(s) may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. The principal unitholder(s) may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns. The principal unitholder(s) have the right to redeem their securities at any time. The principal unitholder(s) could decide to force the Company to redeem their securities at a time that is not favorable to the Investor and is damaging to the Company. The exit of the principal unitholder(s) may affect the value of the Company and/or its viability. Based on the factors described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Restrictions on Transfer

The securities offered via Regulation Crowdfunding may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

- to the issuer;
- to an accredited investor;
- as part of an offering registered with the U.S. Securities and Exchange Commission; or
- to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

Valuation Methodology for Prior Reg CF Raise

The value of the promissory notes will be determined by the Company's senior management in accordance with U.S. generally accepted accounting principles. For example, the notes may be valued based on principal plus the anticipated Repayment Amount.

Company

Hops and Grain Production, LLC

- Texas Limited Liability Company
- Organized May 2016
- 1 employees

507 Calles St.
Suite 101
Austin TX 78702

http://www.hopsandgrain.com/

Business Description

Refer to the Hops and Grain profile.

EDGAR Filing

The Securities and Exchange Commission hosts the official version of this annual report on their EDGAR web site. It looks like it was built in 1989.

Compliance with Prior Annual Reports

Hops and Grain has previously not complied with the reporting requirements under Rule 202 of Regulation Crowdfunding.

The issuer failed to filed a 2016 annual report.

All prior investor updates

You can refer to the company's updates page to view all updates to date. Updates are for investors only and will require you to log in to the Wefunder account used to make the investment.

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Josh Hare

Owner, Hops and Grain LLC

Austin, Texas Area | Food & Beverages

Current Hops and Grain LLC
Previous Rogue Equipment
Education Abilene Christian University

https://www.linkedin.com/in/josh-hare-59590021

Contact Info

Background

Experience

Owner
Hops and Grain LLC
2009 – Present (7 years)

Manager
Rogue Equipment
2007 – 2009 (2 years)

Education

Abilene Christian University

Skills

Top 5

- Strategic Planning
- Customer Service
- Social Media
- Marketing Strategy
- Marketing

Josh also knows about...

- Sales
- Team Building
- Social Media Marketing
- New Business Development
- Event Management